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Exhibit 99.1

aaiPharma Inc. Announces 2002 First Quarter Results and Updates Guidance

         - First Quarter Revenues up 51% to $45.6 Million
         - Diluted EPS Excluding Extraordinary Item Rises 120% to $0.11
         - Pharmaceutical Product Sales Grow to $20.2 Million for the Quarter
         - Company Completes Darvon(R)(propoxyphene hydrochloride) and
           Darvocet N(R)(propoxyphene napsylate with acetaminophen) Acquisition

Wilmington N.C., April 24, 2002 - aaiPharma Inc. (Nasdaq:AAII), a science-based specialty pharmaceutical company focused on the development, enhancement, and commercialization of branded pharmaceutical products, today announced financial results for the first quarter ended March 31, 2002.

Financial Review:

For the first quarter of 2002, total revenues increased 51% to $45.6 million versus $30.2 million in the same quarter a year ago. Product-related revenues more than tripled to $22.3 million from $6.2 million in last year's first quarter. aaiPharma's AAI International business generated research revenues of $23.3 million in the first quarter of 2002.

Income for the 2002 first quarter, excluding an extraordinary item, rose to $2.1 million, or $0.11 per diluted share, compared to $0.8 million, or $0.05 per diluted share in last year's first quarter. During the 2002 first quarter, the Company incurred an extraordinary charge, net of tax, of $5.3 million, or ($0.28) per diluted share, due to the write-off of expenses related to its prior senior credit facilities and redeemable warrants related to prior acquisitions. Including this extraordinary item, the Company reported a net loss of $3.3 million, or ($0.17) per diluted share, in the 2002 first quarter.

Gross margin for the first quarter of 2002 improved to $23.4 million, or 51% of revenues, from $14.7 million, or 49% of revenues, in last year's first quarter. As a percentage of total revenues, SG&A expenses decreased to 30% from 37% in the prior year's first quarter. Research and development expenses in the 2002 first quarter were $4.5 million, or 10% of revenues, compared to $2.3 million in the 2001 period.

The Company's revenue growth and improved profitability in the first quarter reflect a shift in revenue mix consistent with its continued expansion as a science-based specialty pharmaceutical company. aaiPharma's pharmaceutical product sales increased significantly, representing 44% of total revenues, versus 8% in the year-ago period. This growth reflects the contributions of sales in the Company's M.V.I.(R) and Aquasol(TM) product lines, as well as a full quarter of Brethine(R) sales, which the Company acquired from Novartis Pharmaceuticals Corporation in the latter part of the 2001 fourth quarter.

Bill Ginna, Executive Vice President and Chief Financial Officer of aaiPharma, stated, "Our positive first quarter results reinforce aaiPharma's evolution as a science-based specialty pharmaceutical

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company. Product related revenues now represent 49% of total revenues, versus
20% in the first quarter of last year. Going forward, this shift in revenue mix will continue, as we begin to recognize sales of our recently acquired Darvon(R) and Darvocet N(R) product lines. During the quarter, we leveraged our existing infrastructure as we grew sales, resulting in a reduction of SG&A costs as a percentage of revenues."

Fred D. Sancilio, Ph.D., Chairman and CEO of aaiPharma, said, "We are very pleased with our accomplishments in the first quarter of 2002, as the benefits of successful execution of our operating strategy can be seen in our financial results. We look forward to continued growth throughout 2002."

Highlights:

The Company's first quarter accomplishments include:

         o The successful acquisition of the United States rights to the Darvon(R) and Darvocet N(R) family of pain products from Eli Lilly and Company (NYSE: LLY) in late March 2002. The Darvon(R) and Darvocet N(R) family of pain products are indicated for the treatment of mild to moderate pain. The Company will begin recording sales from this acquisition in the second quarter of this year.

         o Completed financing for the above-mentioned acquisition. To fund the acquisition, the Company increased its senior secured credit facilities to $175 million and issued $175 million of senior subordinated notes due in 2010.

         o The acquisition of a proprietary calcitriol product from Aesgen, Inc., which if approved by the U.S. Food and Drug Administration (FDA), will be marketed as Aquasol D(TM), the first line extension to aaiPharma's family of critical care products. The new Aquasol D(TM)product, a synthetically manufactured vitamin D for injection, is expected to be approved by the FDA for use in treating dialysis patients facing chronic kidney failure who are at risk for severe bone loss. Aquasol D(TM)will join M.V.I.-12(R), M.V.I.-Pediatric(TM), Aquasol A(R), and Aquasol E(R) as the newest product in the Company's critical care product line. The Company acquired the M.V.I.(R)and Aquasol(TM)brands, market leaders in nutritional products for nutritionally-compromised patients, from AstraZeneca AB during 2001.

         o The in-licensing of the U.S. rights to Tanatril(TM) (imidapril) from Tanabe Seiyaku Co., Ltd. of Japan. Launched in Japan in 1993, Tanatril(TM) is an angiotensin converting enzyme (ACE) inhibitor. In Japan, Tanatril(TM) is indicated for the treatment of mild to moderate hypertension, and is also indicated for treatment of renal nephropathy associated with Type I insulin dependent diabetes mellitus. The agreement allows aaiPharma to develop and market imidapril for the treatment of hypertension and other targeted indications in the United States and Canada. aaiPharma plans to meet with the FDA to present plans to utilize the existing clinical data and development documentation to expedite the filing of a New Drug Application (NDA) for imidapril.

         o Completion of the second Phase III dental pain study for ProSorb(R)-D. This represents another major step forward in completing the Company's NDA for submission to the FDA by late 2002 or early 2003.

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Dr. Philip Tabbiner, President of aaiPharma, commented, "The 2002 first quarter was a pivotal one for aaiPharma. We are extremely pleased with the performance of all of our product lines and look forward to taking advantage of our recent acquisition of Darvon(R) and Darvocet N(R), as we enhance the value of these products through targeted marketing and promotion campaigns and the development and marketing of product improvements and line extensions."

The Company also announced that its Board of Directors has approved the appointment of Vijay Aggarwal, Ph.D., to President of AAI International, the fee-for-service division of aaiPharma. Dr. Aggarwal replaces Dr. David Johnston, and will report to Dr. Tabbiner. Dr. Aggarwal comes to aaiPharma with more than 23 years of experience in the clinical laboratory sector, including executive positions with Quest Diagnostics and SmithKline Beecham Clinical Laboratories. Most recently, Dr. Aggarwal served as President of Quest Diagnostic Ventures in Teterboro, New Jersey.

Outlook:

Based on current trends and the continuing implementation of the Company's strategy, the Company expects revenues for the second quarter of 2002 to be between $58 million and $60 million, and diluted earnings per share to be between $0.23 and $0.26. In addition, based upon product sales performance this quarter and its current outlook, the Company is raising its 2002 guidance up to full year revenues of between $230 million and $235 million, and diluted earnings per share of between $1.03 and $1.08, before the extraordinary item. The Company plans to update guidance for 2003 in July, following a full quarter of Darvon(R) and Darvocet N(R) sales as well as more experience with Brethine(R).

In conjunction with this release, Dr. Sancilio, Dr. Tabbiner and Mr. Ginna will host a conference call that will be broadcast live over the Internet Thursday, April 25 at 8:00 a.m. Eastern Daylight Time. The broadcast will be hosted on the Company's web site at www.aaipharma.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

About aaiPharma

aaiPharma is a science-based specialty pharmaceutical company and an experienced leader in pharmaceutical research and development uniquely positioned to leverage its long-term business relationships and partnerships with major pharmaceutical companies into new product opportunities. aaiPharma acquires, enhances, and markets branded drug products using proprietary drug delivery technologies and product life cycle management expertise. Focusing on targeted therapeutic areas, the Company applies innovative technologies to increase the commercial potential of products with a proven efficacy and safety profile. For more information on aaiPharma please visit www.aaipharma.com.

Forward-Looking Statements

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the statements by Dr. Sancilio, Dr. Tabbiner and Mr. Ginna; the statements in the first paragraph of the "Outlook" section; and the statements pertaining to expected growth of pain market segments; plans and expectations pertaining to increasing sales and enhancing value of our products; on-going and contemplated clinical trials; regulatory filings and approvals; product development, enhancement and commercialization plans and activities pertaining to the Company's actual and

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potential products and line extensions, including without limitation Darvon(R),
Darvocet-N(R), Aquasol D(TM), Tanatril(rm), and ProSorb(R)-D products; and the continued growth of aaiPharma as a science-based specialty pharmaceutical company. The "forward-looking statements" herein involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to aaiPharma's and its business units' ability to successfully find, acquire, finance, develop, improve, enhance, obtain timely regulatory approval for, maximize the franchise value of, extend product life cycles of, conduct successful research on, renew marketing of, and sell, on a commercially profitable basis, pharmaceutical products without adversely affecting its client relationships or business opportunities; to obtain, use, enforce, defend and license valid and commercially valuable patents; to obtain and enforce existing and future contracts with major pharmaceutical companies for significant royalties and other consideration; and on the commercial success of the contemplated products, including through the use of third-party marketing, manufacturing and logistics companies. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma's recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on March 11, 2002, including the exhibits attached thereto or incorporated by reference therein, its Form 8-Ks and its other periodic filings.

Darvon(R), Darvocet-N(R), M.V.I.(R), M.V.I.-12(R), Aquasol A(R), Aquasol E(R), ProSorb(R)-D, and Brethine(R) are registered trademarks of aaiPharma Inc.

                               -Tables to Follow-


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                                 aaiPharma Inc.
                     Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                      ---------------------
                                                         2002        2001
                                                      --------     --------
Product related revenues:
   Product sales                                      $ 20,177     $  2,454

   Product development (royalties & fees)                2,135        3,731
                                                      --------     --------
                                                        22,312        6,185
                                                      --------     --------
Research revenues:
   Non-clinical                                         16,877       17,244
Clinical                                                 6,431        6,768
                                                      --------     --------
                                                        23,308       24,012
                                                      --------     --------
   Total revenues                                       45,620       30,197
                                                      --------     --------

Operating costs and expenses:
   Direct costs                                         22,224       15,449
   Selling, general and administrative                  13,860       10,581
   Direct pharmaceutical start-up costs                   --            644
   Research and development                              4,477        2,342
                                                      --------     --------
                                                        40,561       29,016
                                                      --------     --------
   Income from operations                                5,059        1,181

Other income (expense):
   Interest expense                                     (1,823)        (383)
   Other, net                                              134          276
                                                      --------     --------
                                                        (1,689)        (107)
                                                      --------     --------
Income before income taxes and extraordinary loss        3,370        1,074
Provision for income taxes                               1,281          258
                                                      --------     --------
Income before extraordinary loss                         2,089          816

Extraordinary loss, net of a tax benefit of $2,714      (5,339)        --
                                                      --------     --------
Net income (loss)                                     $ (3,250)    $    816
                                                      ========     ========

Basic earnings (loss) per share:
   Income before extraordinary loss                   $   0.12     $   0.05
   Extraordinary loss                                    (0.30)        --
                                                      --------     --------
Net income (loss)                                     $  (0.18)    $   0.05
                                                      ========     ========
Weighted average shares outstanding                     18,071       17,654
                                                      ========     ========

Diluted earnings (loss) per share:
   Income before extraordinary loss                   $   0.11     $   0.05
   Extraordinary loss                                    (0.28)        --
                                                      --------     --------
Net income (loss)                                     $  (0.17)    $   0.05
                                                      ========     ========
Weighted average shares outstanding                     19,059       17,758
                                                      ========     ========

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                                 aaiPharma Inc.
                          Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)

                                                    March 31,    December 31,
                                                       2002          2001
                                                    ---------     ---------

ASSETS
Current assets:
  Cash and cash equivalents                         $   6,551     $   6,371
  Accounts receivable                                  30,497        26,594
  Work-in-progress                                     13,246        10,464
  Inventories                                           7,966         9,057
  Prepaid and other current assets                      7,146         5,972
                                                    ---------     ---------
      Total current assets                             65,406        58,458
Property and equipment, net                            50,998        37,035
Goodwill and other intangibles, net                   299,920        88,504
Other assets                                           18,085        12,289
                                                    ---------     ---------

      Total assets                                  $ 434,409     $ 196,286
                                                    =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt
     and short-term debt                            $   5,000     $    --
   Accounts payable                                    13,426        15,444
   Customer advances                                   13,081        13,349
   Accrued wages and benefits                           5,162         3,879
   Other accrued liabilities                            3,470         5,293
                                                    ---------     ---------
      Total current liabilities                        40,139        37,965
Long-term debt, less current portion                  319,152        78,878
Other long-term liabilities                               198           224

Commitments and contingencies                            --            --
Redeemable warrants                                      --           2,855
Stockholders' equity:
   Common stock                                            18            18
   Paid-in capital                                     77,214        75,233
   Retained earnings                                       28         3,278
   Accumulated other comprehensive losses              (2,340)       (2,165)
                                                    ---------     ---------
      Total stockholders' equity                       74,920        76,364
                                                    ---------     ---------

      Total liabilities and stockholders' equity    $ 434,409     $ 196,286
                                                    =========     =========

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                                 aaiPharma Inc.
                     Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (unaudited)

                                                        Three Months Ended
                                                              March 31,
                                                       ---------------------
                                                          2002         2001
                                                       ---------     -------

Net cash used in operating activities                  $ (19,605)    $  (686)
Net cash (used in) provided by investing activities     (227,464)      1,936
Net cash provided by (used in) financing activities      247,264        (814)
                                                       ---------     -------

Net increase in cash and cash equivalents                    195         436
Effect of exchange rate changes on cash                      (15)         (6)
Cash and cash equivalents, beginning of period             6,371       1,225
                                                       ---------     -------

Cash and cash equivalents, end of period               $   6,551     $ 1,655
                                                       =========     =======

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